Exhibit 99.1

EngageSmart Announces Fourth Quarter and Full Year 2022 Results

Full Year 2022 Revenue of $303.9 million, up 41% year over year

Full Year 2022 Net Income of $20.6 million and Adjusted EBITDA of $49.3 million

BOSTON - February 9, 2023 - EngageSmart, Inc. (NYSE: ESMT), a leading provider of vertically tailored customer engagement software and integrated payments solutions, today reported financial results for the fourth quarter and full year ended December 31, 2022.

“Our fourth quarter results again exceeded our revenue and Adjusted EBITDA guidance, closing out a phenomenal year of outperformance,” said Bob Bennett, EngageSmart CEO. “Robust customer demand and strong execution across our business segments drove record annual revenue of $303.9 million, representing 41% year-over-year growth, all organic, and record net income of $20.6 million and record annual Adjusted EBITDA of $49.3 million. Our dedication to simplifying customer and client engagement is resonating with customers, our products are gaining market share, and we are expanding our footprint across all verticals."

“We delivered outstanding profitable growth, as we leveraged our proven customer-focused product leadership strategy, our deep vertical expertise, our strategic alliances, and our highly motivated teammates to drive product innovation and extend our market leadership,” stated Cassandra Hudson, EngageSmart CFO. “Our SMB segment is uniquely positioned to address the shortage of mental health professionals and the high demand for care. Driven by new customer adds, a favorable subscription mix, and the successful pricing and packaging changes, SMB achieved annual revenue growth of 52% in 2022. Our Enterprise segment continues to benefit from secular tailwinds, stemming from the need for organizations to digitize their operations. Fueled by customer go-lives and high digital adoption with existing customers, Enterprise exceeded our expectations and delivered annual revenue growth of 29%. Heading into 2023, we look forward to capitalizing on the underlying momentum in both segments of our business, supported by our strong balance sheet, highly profitable business model, and resilience to macro pressures.”

Fourth Quarter 2022 Financial and Business Performance

•
Total Revenue increased 36% to $83.9 million compared to $61.6 million in the fourth quarter of 2021.
•
SMB Revenue increased 45% to $45.2 million compared to $31.1 million in the fourth quarter of 2021.
•
Enterprise Revenue increased 27% to $38.7 million compared to $30.6 million in the fourth quarter of 2021.
•
Gross Profit was $64.7 million, representing 77.2% gross margin, compared to $46.2 million, or 75.0% gross margin, for the fourth quarter of 2021. Adjusted Gross Profit was $66.7 million, representing 79.5% Adjusted Gross Margin, compared to $48.0 million, or 77.8% Adjusted Gross Margin, for the fourth quarter of 2021.1
•
Net Income was $4.9 million, representing 5.8% net income margin, in the fourth quarter of 2022, compared to net loss of $0.9 million, or 1.5% net loss margin, in the fourth quarter of 2021.
•
Adjusted EBITDA was $13.6 million, representing 16.2% Adjusted EBITDA Margin, compared to $6.3 million, or 10.2% Adjusted EBITDA Margin, for the fourth quarter of 2021.1
•
Total Transactions Processed increased 25% to 38.9 million compared to 31.2 million in the fourth quarter of 2021.

Full Year 2022 Financial and Business Performance

•
Total Revenue increased 41% to $303.9 million compared to $216.3 million in the prior year.

•
SMB Revenue increased 52% to $165.5 million compared to $108.7 million in the prior year.
•
Enterprise Revenue increased 29% to $138.5 million compared to $107.5 million in the prior year.
•
Gross Profit was $232.1 million, representing 76.4% gross margin, compared to $161.2 million, or 74.5% gross margin, in the prior year. Adjusted Gross Profit was $239.3 million, representing 78.8% Adjusted Gross Margin, compared to $167.9 million, or 77.6% Adjusted Gross Margin, in the prior year.1
•
Net Income was $20.6 million, representing 6.8% net income margin, compared to a net loss of $9.0 million, or 4.1% net loss margin, in the prior year.
•
Adjusted EBITDA was $49.3 million, representing 16.2% Adjusted EBITDA Margin, compared to $30.6 million, or 14.2% Adjusted EBITDA Margin, in the prior year.1
•
Total Transactions Processed increased 32% to 146.8 million compared to 111.4 million in the prior year.
•
Total Number of Customers increased 24% to 102,700 as of December 31, 2022, compared to 83,000 as of December 31, 2021.
•
Cash and Cash Equivalents were $311.8 million as of December 31, 2022, compared to $254.3 million as of December 31, 2021.

____________________

1Reconciliations of GAAP to non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

2022 Business Highlights

EngageSmart and its vertically tailored solutions achieved industry recognition:

•
EngageSmart named one of the fastest-growing companies in North America on the 2022 Deloitte Technology Fast 500™.
•
EngageSmart named a winner of the Top Workplaces USA 2022 Award.
•
EngageSmart named a winner of the Top Workplaces for Compensation & Benefits, Employee Well-Being, Innovation, Leadership, Purpose & Values, and Work-Life Flexibility in 2022.
•
SimplePractice honored as Gold Stevie® Award Winner in the 2022 Stevie Awards for Great Employers and named to Built-In’s 2022 Best Places to Work Awards.
•
DonorDrive named Salesforce’s 2022 Nonprofit Product Partner of the Year.

Vertical expertise and product innovation drive strong market leadership across verticals:

•
SimplePractice launched SimplePractice Enterprise, an API integration for Employee Assistance Programs and Managed Care Organizations that connects to practitioners’ SimplePractice accounts and creates a streamlined referral process for providers.
•
InvoiceCloud launched functionalities that remove friction and enhance the customer experience, including data management tools that enable data-driven decision making.
•
DonorDrive added new features to its mobile charity fundraising app to further simplify fundraising and boost supporter engagement.

EngageSmart added Scott Semel, Senior Vice President, General Counsel, to the Leadership Team and added Ian Knox, Chief Product Officer at SimplePractice.

Financial Outlook

	Q1'23	FY'23
	Guidance	Guidance
Revenue (in millions)	$86.0 - $87.0	$380.0 - $384.0
Adjusted EBITDA (in millions)	$13.5 - $14.0	$66.5 - $69.0

With the information available as of February 9, 2023, we are providing the above guidance for the first quarter and full year of 2023, based on current market conditions and expectations. This guidance is subject to various important cautionary factors referenced in the “Forward-Looking Statements” section below.

We do not provide a reconciliation of Adjusted EBITDA guidance to net income (loss) on a forward-looking basis due to difficulty in predicting certain items excluded from this non-GAAP financial measure; specifically, stock-based compensation, provision for (benefit from) income taxes, transaction-related expenses, and restructuring charges. We expect the variability of these excluded items may have a significant, and potentially unpredictable impact on our future GAAP financial results.

Webcast and Conference Call Information

EngageSmart, Inc. (NYSE: ESMT), a leading provider of vertically tailored customer engagement software and integrated payments solutions, will report fourth quarter and full year 2022 financial results before the market opens on Thursday, February 9, 2023. Management will host a conference call to discuss the results at 8:30 a.m. ET.

The conference call will be webcast live on EngageSmart’s investor relations website at https://investors.engagesmart.com/events-and-presentations/events/. A replay will be available on the investor relations website following the call.

For investors and analysts wishing to participate in the call, the dial-in numbers are (800) 225-9448 for domestic callers and (203) 518-9708 for international callers. The conference ID is ENGAGESMART, and the program title is EngageSmart Q4 2022 Earnings Call.

About EngageSmart

EngageSmart is a leading provider of vertically tailored customer engagement software and integrated payments solutions. At EngageSmart, our mission is to simplify customer and client engagement to allow our customers to focus resources on initiatives that improve their businesses and better serve their communities. EngageSmart offers single instance, multi-tenant, true Software-as-a-Service (“SaaS”) vertical solutions, including SimplePractice, InvoiceCloud, HealthPay24 and DonorDrive, that are designed to simplify our customers’ engagement with their clients by driving digital adoption and self-service. As of December 31, 2022, EngageSmart serves 99,300 customers in the SMB Solutions segment and 3,300 customers in the Enterprise Solutions segment across several core verticals: Health & Wellness, Government, Utilities, Financial Services, Healthcare and Giving. For more information, visit www.engagesmart.com and follow us on LinkedIn.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance and financial position, including our financial outlook for the first quarter and full year 2023 and thereafter, and other statements that are not historical facts. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: our inability to sustain our rapid growth; failure to manage our infrastructure to support our future growth; our risk management efforts not being effective to prevent fraudulent activities; inability to attract new customers or convert trial customers into paying customers; inability to introduce new features or services successfully or to enhance our solutions;

declines in customer renewals or failure to convince customers to broaden their use of solutions; inability to achieve or sustain profitability; failure to adapt and respond effectively to rapidly changing technology, evolving industry standards and regulations and changing business needs, requirements or preferences; real or perceived errors, failures or bugs in our solutions; intense competition; lack of success in establishing, growing or maintaining strategic partnerships; fluctuations in quarterly operating results; future acquisitions and investments diverting management’s attention and difficulties associated with integrating such acquired businesses; general economic conditions (including inflation and rising interest rates), both domestically and internationally, as well as economic conditions affecting industries in which our customers operate; the war in Ukraine; concentration of revenue in our InvoiceCloud and SimplePractice solutions; COVID-19 pandemic and its impact on our employees, customers, partners, clients and other key stakeholders; legal and regulatory risks; and technology and intellectual property-related risks, among others.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, and our subsequent Quarterly Reports on Form 10-Q, as updated by our future filings with the Securities and Exchange Commission (“SEC”). Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

Non-GAAP Financial Measures

This press release includes certain performance metrics and financial measures not based on GAAP, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Non-GAAP Operating Expenses, and Free Cash Flow, as well as key business metrics, including total Number of Customers and total Transactions Processed.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Non-GAAP Operating Expenses, and Free Cash Flow are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP and should not be considered as an alternative to net income (loss), gross profit, operating expenses, net cash provided by operating activities or any other performance measure derived in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) excluding interest (income) expense, net; provision for (benefit from) income taxes; depreciation; and amortization of intangible assets, as further adjusted for transaction-related expenses, the fair value adjustment of acquired deferred revenue, stock/equity-based compensation, and restructuring charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue plus the fair value adjustment of acquired deferred revenue.

We define Adjusted Gross Profit as gross profit as adjusted for the fair value adjustment of acquired deferred revenue, amortization of intangible assets, stock/equity-based compensation, and transaction-related expenses. We define Adjusted Gross Margin as Adjusted Gross Profit divided by revenue plus the fair value adjustment of acquired deferred revenue.

We define Non-GAAP Operating Expenses as GAAP operating expenses excluding stock/equity-based compensation and transaction-related expenses. We define Non-GAAP Operating Expenses as a percentage of revenue as Non-GAAP Operating Expenses divided by revenue plus the fair value adjustment of acquired deferred revenue.

We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, including costs capitalized for development of internal-use software.

We define Number of Customers as individuals or entities with whom we directly contract to use our solutions.

We define Transactions Processed as the number of accepted payment transactions, such as credit card and debit card transactions, automated clearing house (“ACH”) payments, emerging electronic payments, other communication, text messaging and interactive voice response transactions, and other payment transaction types, which are facilitated through our platform during a given period. We believe Transactions Processed is a key business metric for investors because it directly correlates with transaction and usage-based revenue. We use Transactions Processed to evaluate changes in transaction and usage-based revenue over time.

We calculate our dollar-based net retention rate at the end of a given period by using (a) the revenue from all customers during the twelve months ending one year prior to such period as the denominator and (b) the revenue from all remaining customers during the twelve months ending as of the end of such period minus the revenue from all customers who are new customers during those twelve months as the numerator. We define new customers as customers with whom we have generated less than twelve months of revenue. Acquired businesses are reflected in our dollar-based net retention rate beginning one year following the date of acquisition.

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Non-GAAP Operating Expenses, and Free Cash Flow may not be comparable to similar measures disclosed by our competitors because not all companies and analysts calculate these non-GAAP financial measures in the same manner. We present these non-GAAP financial measures because we consider these metrics to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

Non-GAAP financial measures assist management in assessing operating performance by removing the impact of items not directly resulting from our core operations, to present operating results on a consistent basis. Management uses these non-GAAP financial measures for planning purposes, including the preparation of our internal annual operating budget and financial projections; to evaluate the performance and effectiveness of our operational strategies; and to evaluate our capacity to expand our business. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income, gross profit, operating expenses, net cash provided by operating activities, or other financial statement data presented in accordance with GAAP in our consolidated financial statements.

Disclosure

We disclose information to the public concerning EngageSmart, EngageSmart’s products and services, and other items through a variety of disclosure channels in order to achieve broad, non-exclusionary distribution of information to the public. Some of the information distributed through these disclosure channels may be considered material information. Investors and others are encouraged to review the information we make public in the locations below.* This list may be updated from time to time.

*For information concerning EngageSmart and its products and services, please visit: www.engagesmart.com

*For information provided to the investment community, including news releases, events and presentations, and SEC filings, please visit: investors.engagesmart.com/overview/default.aspx

*For information provided to the media, including news releases, please visit: investors.engagesmart.com/news/default.aspx

*For additional information, please follow EngageSmart’s social media accounts: www.twitter.com/engagesmartinc, www.facebook.com/EngageSmartInc, and www.linkedin.com/company/engagesmart

Investor Relations

Josh Schmidt
EngageSmart, Inc.
IR@engagesmart.com

Press:

Nicole Bestard

Quarter Horse PR
Engagesmart@qh-pr.com

EngageSmart, Inc.

Consolidated Statement of Operations

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue	$83,900	$61,616	$303,920	$216,280
Cost of revenue	19,163	15,387	71,850	55,122
Gross profit	64,737	46,229	232,070	161,158
Operating expenses:
General and administrative	14,476	13,543	56,746	45,533
Selling and marketing	28,459	21,744	100,721	72,968
Research and development	14,685	9,435	48,696	33,382
Contingent consideration expense	—	(67)	—	1,303
Restructuring charges	—	—	—	(241)
Amortization of intangible assets	2,362	2,362	9,449	9,448
Total operating expenses	59,982	47,017	215,612	162,393
Income (loss) from operations	4,755	(788)	16,458	(1,235)
Other income (expense), net:
Interest expense, including related party interest	(122)	(141)	(483)	(8,228)
Other income (expense), net	1,948	(17)	3,414	(124)
Total other income (expense), net	1,826	(158)	2,931	(8,352)
Income (loss) before income taxes	6,581	(946)	19,389	(9,587)
Provision for (benefit from) income taxes	1,696	1	(1,204)	(622)
Net income (loss) and comprehensive income (loss)	$4,885	$(947)	$20,593	$(8,965)
Net income (loss) per share:
Basic	$0.03	$(0.01)	$0.13	$(0.06)
Diluted	$0.03	$(0.01)	$0.12	$(0.06)
Weighted-average number of common shares outstanding:
Basic	165,658,163	161,724,835	163,816,582	151,609,440
Diluted	169,488,432	161,724,835	169,170,991	151,609,440

EngageSmart, Inc.

Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share amounts)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$311,780	$254,294
Accounts receivable, net of allowance for credit losses of $228 and $203 as of December 31, 2022 and December 31, 2021, respectively	10,971	10,266
Unbilled receivables	5,413	3,441
Prepaid expenses and other current assets	13,680	7,617
Total current assets	341,844	275,618
Operating lease right-of-use assets	26,907	—
Property and equipment, net	14,328	10,968
Goodwill	425,677	425,677
Acquired intangible assets, net	72,319	87,920
Other assets	5,422	3,811
Total assets	$886,497	$803,994
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,229	$2,090
Accrued expenses and other current liabilities	38,423	25,229
Contingent consideration liability	—	2,800
Deferred revenue	8,237	6,792
Operating lease liabilities	4,632	—
Total current liabilities	52,521	36,911
Long-term operating lease liabilities	27,161	—
Deferred income taxes	1,322	4,224
Deferred revenue, net of current portion	335	232
Other long-term liabilities	186	5,528
Total liabilities	81,525	46,895
Stockholders' equity:
Preferred stock, par value $0.001 per share, 10,000,000 shares authorized and no shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Common stock, par value $0.001 per share, 650,000,000 shares authorized and 166,081,011 and 161,860,980 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	166	162
Additional paid-in capital	814,319	787,043
Accumulated stockholders' deficit	(9,513)	(30,106)
Total stockholders’ equity	804,972	757,099
Total liabilities and stockholders’ equity	$886,497	$803,994

EngageSmart, Inc.

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$20,593	$(8,965)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	18,772	18,190
Amortization of deferred costs	433	137
Stock/equity-based compensation expense	14,189	9,468
Contingent consideration expense	—	1,303
Non-cash operating lease expense	4,544	—
Deferred income taxes	(2,902)	(1,247)
Loss on disposal of property and equipment	22	48
Non-cash interest expense, including loss on extinguishment of debt	234	4,125
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(6,496)	(4,264)
Accounts receivable, net	(705)	(2,166)
Unbilled receivables	(1,972)	(468)
Other assets	(1,846)	(864)
Accounts payable	(797)	(1,072)
Accrued expenses and other current liabilities	12,048	8,856
Deferred revenue	1,548	2,047
Operating lease liabilities	(5,371)	—
Other long-term liabilities	24	(707)
Net cash provided by operating activities	52,318	24,421
Cash flows from investing activities:
Purchases of property and equipment, including costs capitalized for development of internal-use software	(6,548)	(4,521)
Net cash used in investing activities	(6,548)	(4,521)
Cash flows from financing activities:
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions	—	331,989
Proceeds from issuance of common stock to General Atlantic (IC), L.P. in connection with the Corporate Conversion	—	43,236
Payment to settle fractional shares related to Class A-2 shareholders in connection with the Corporate Conversion	—	(43,236)
Repayment of long-term debt	—	(114,174)
Payment of debt issuance costs	(23)	(1,146)
Payment of debt extinguishment costs	—	(90)
Payments of related party notes	—	(5,900)
Payments of contingent consideration	(1,066)	(1,868)
Proceeds from exercise of stock/equity-based options	13,111	1,577
Repurchase and retirement of common shares	—	(51)
Payments of taxes related to net share settlement of equity awards	(1,035)	—
Proceeds from issuance of common stock under employee stock purchase plan	1,015	—
Payment of initial public offering costs	(286)	(5,293)
Net cash provided by financing activities	11,716	205,044
Net increase in cash, cash equivalents and restricted cash	57,486	224,944
Cash, cash equivalents and restricted cash at beginning of period	254,594	29,650
Cash, cash equivalents and restricted cash at end of period	$312,080	$254,594
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$311,780	$254,294
Restricted cash within other assets	300	300
Total cash, cash equivalents, and restricted cash	$312,080	$254,594

EngageSmart, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands, except percentages)
Net income (loss)	$4,885	$(947)	$20,593	$(8,965)
Net income (loss) margin	5.8%	(1.5)%	6.8%	(4.1)%
Adjustments:
Provision for (benefit from) income taxes	1,696	1	(1,204)	(622)
Interest (income) expense, net	(1,841)	127	(2,968)	8,213
Amortization of intangible assets	3,901	3,901	15,601	15,602
Depreciation	882	669	3,171	2,588
Fair value adjustment of acquired deferred revenue	—	58	—	180
Stock/equity-based compensation	4,077	2,305	14,189	9,468
Restructuring charges	—	—	—	(241)
Transaction-related expense	—	176	(38)	4,422
Adjusted EBITDA	$13,600	$6,290	$49,344	$30,645
Adjusted EBITDA Margin	16.2%	10.2%	16.2%	14.2%

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands, except percentages)
Gross profit	$64,737	$46,229	$232,070	$161,158
Gross margin	77.2%	75.0%	76.4%	74.5%
Adjustments:
Fair value adjustment of acquired deferred revenue	—	58	—	180
Amortization of intangible assets	1,539	1,539	6,152	6,154
Stock/equity-based compensation	460	87	1,120	247
Transaction-related expense	—	75	—	156
Adjusted Gross Profit	$66,736	$47,988	$239,342	$167,895
Adjusted Gross Margin	79.5%	77.8%	78.8%	77.6%

Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Net cash provided by operating activities	$18,204	$4,067	$52,318	$24,421
Less:
Purchases of property and equipment, including costs capitalized for development of internal-use software	(1,789)	(1,331)	(6,548)	(4,521)
Free cash flow	$16,415	$2,736	$45,770	$19,900

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands, except percentages)
General and administrative expenses	$14,476	$13,543	$56,746	$45,533
General and administrative as a percentage of revenue	17.3%	22.0%	18.7%	21.1%
Less:
Stock/equity-based compensation	(1,827)	(1,878)	(8,355)	(8,070)
Transaction-related expense	—	(143)	38	(2,306)
Non-GAAP general and administrative expenses	$12,649	$11,522	$48,429	$35,157
Non-GAAP general and administrative as a percentage of revenue	15.1%	18.7%	15.9%	16.2%

Selling and marketing expenses	$28,459	$21,744	$100,721	$72,968
Selling and marketing as a percentage of revenue	33.9%	35.3%	33.1%	33.7%
Less:
Stock/equity-based compensation	(910)	(244)	(2,739)	(813)
Transaction-related expense	—	—	—	(603)
Non-GAAP selling and marketing expenses	$27,549	$21,500	$97,982	$71,552
Non-GAAP selling and marketing as a percentage of revenue	32.8%	34.9%	32.2%	33.1%

Research and development expenses	$14,685	$9,435	$48,696	$33,382
Research and development as a percentage of revenue	17.5%	15.3%	16.0%	15.4%
Less:
Stock/equity-based compensation	(880)	(96)	(1,975)	(338)
Transaction-related expense	—	(25)	—	(55)
Non-GAAP research and development expenses	$13,805	$9,314	$46,721	$32,989
Non-GAAP research and development as a percentage of revenue	16.5%	15.1%	15.4%	15.2%

Disaggregated Revenue

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Enterprise Solutions
Transaction and usage-based	$35,814	$28,242	$126,742	$97,759
Subscription	2,436	1,973	8,953	7,636
Other	464	343	2,762	2,154
Total Enterprise Solutions revenue	38,714	30,558	138,457	107,549
SMB Solutions
Transaction and usage-based	11,453	9,476	45,066	33,360
Subscription	33,470	21,245	118,963	74,225
Other	263	337	1,434	1,146
Total SMB Solutions revenue	45,186	31,058	165,463	108,731
Total revenue	$83,900	$61,616	$303,920	$216,280